COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT IN
DREYFUS PREMIER STATE MUNICIPAL BOND FUND, FLORIDA SERIES
CLASS A SHARES AND THE LEHMAN BROTHERS MUNICIPAL BOND INDEX


EXHIBIT A:
                                                   DREYFUS
                                                PREMIER STATE
                                                  MUNICIPAL
 PERIOD         LEHMAN BROTHERS                  BOND FUND,
                MUNICIPAL                      FLORIDA SERIES
                BOND INDEX *                  (CLASS A SHARES)

4/30/88         10,000                                   9,547
4/30/89         10,893                                  10,818
4/30/90         11,678                                  11,558
4/30/91         13,019                                  12,991
4/30/92         14,257                                  14,300
4/30/93         16,061                                  16,137
4/30/94         16,407                                  16,482
4/30/95         17,499                                  17,588
4/30/96         18,889                                  18,752
4/30/97         20,142                                  19,641
4/30/98         22,016                                  20,961

* Source: Lehman Brothers